EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 10, 2010, relating to the financial statements of AIXTRON Aktiengesellschaft, and the effectiveness of AIXTRON Aktiengesellschaft's internal control over financial reporting appearing in the Annual Report on Form 20-F of AIXTRON Aktiengesellschaft for the year ended December 31, 2009.

Duesseldorf, Germany, March 15, 2010

Deloitte & Touche GmbH
Wirtschaftsprufungsgesellschaft

/s/ Adrian Crampton
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(Adrian Crampton)
Wirtschaftsprufer

/s/ Holger Grunewald
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(Holger Grunewald)
Wirtschaftsprufer